EXHIBIT 23.1
                                                                   ------------


            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of Nexen Inc. on Form F-3 filed with the Securities and Exchange Commission on May 7, 2007 (the "Registration Statement") of our reports dated February 9, 2007 relating to the consolidated financial statements of Nexen Inc. and management's report on the effectiveness of internal control over financial reporting (which report on the financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Annual Report on Form 10-K dated February 26, 2007, as amended on April 2, 2007 on Form 10-K/A, of Nexen Inc. for the year ended December 31, 2006. We also consent to the reference to us under "Experts" appearing in the Registration Statement.



/s/ Deloitte & Touche LLP
----------------------------
DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants
Calgary, Canada

May 7, 2007